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                             PARTICIPATION AGREEMENT

      THIS AGREEMENT, made and entered into as of the ____ day of June, 2004 by and among NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (hereinafter the "Company"), a life insurance company organized under the laws of the State of Delaware, on its own behalf and on behalf of each separate account of the Company set forth on Schedule B hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and ROYCE CAPITAL FUND (hereinafter the "Fund"), a Delaware business trust, and ROYCE & ASSOCIATES, LLC, a Delaware limited liability company (the "Adviser").

      WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and

      WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products are required to enter into a participation agreement with the Fund and the Adviser (the "Participating Insurance Companies"); and

      WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies; and

      WHEREAS, the Fund intends to offer shares of the series set forth on Schedule A (each such series hereinafter referred to as a "Portfolio"), as may be amended from time to time by mutual agreement of the parties hereto, under this Agreement to the Accounts of the Company; and

      WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated July 24, 1996 (File No. 812-9988), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Adviser is duly registered as an investment adviser under the Investment

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Advisers Act of 1940, as amended, and any applicable state securities laws; and

      WHEREAS, the Adviser manages certain Portfolios of the Fund; and

      WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule B hereto, to set aside and invest assets attributable to the aforesaid Variable Insurance Products; and

      WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Variable Insurance Products;

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Fund agree as follows:

                             ARTICLE I. Fund Shares

      1.1. The Fund agrees to make available for purchase by the Company shares of the Portfolios set forth on Schedule A and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee of orders prior to the close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern time on the next following Business Day. Notwithstanding the foregoing, the Company shall use its best efforts to provide the Fund with notice of such orders by 9:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value pursuant to the rules of the SEC, as set forth in the Fund's Prospectus and Statement of Additional Information. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

      1.2. The Fund agrees that shares of the Fund will be sold only to Participating Insurance

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Companies and their Variable Insurance Products and to certain Qualified Plans.
No shares of any Portfolio will be sold to the general public.

      1.3. The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 2.9, 3.4 and Article VII of this Agreement is in effect to govern such sales.

      1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day in accordance with the timing rules described in Section 1.1.

      1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Fund, are listed on Schedule B attached hereto and incorporated herein by reference, as such Schedule B may be amended from time to time by mutual written agreement of all of the parties hereto.

      1.6. The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares on the next Business Day after an order to purchase Portfolio shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall use its best efforts to pay the redemption proceeds in federal funds transmitted by wire on the next Business Day, in any event redemption proceeds shall be wired to the Company within three Business Days or such longer period permitted by the 1940 Act, after an order to redeem a Portfolio's shares is made in accordance with the provision of Section 1.4 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, it reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay promptly.

      1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

      1.8. The Fund shall make the dividends or capital gain distributions per share payable on the Fund's shares available to the Company as soon as reasonably practical after the dividends or capital

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gains are declared (normally by 6:30 p.m. Eastern time) and shall use its best efforts to furnish same day notice by 7:00 p.m. Eastern time (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions per share payable on the Fund's shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.9. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall provide the Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.4, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the net asset values available to the Company; provided, however, that notification must be made by 10:15 a.m. Eastern time on the Business Day such order is to be executed regardless of when the net asset value is made available. If the Fund provides the Company with materially incorrect share net asset value information, the Separate Account(s) shall be entitled to any adjustment to the number of shares purchased or redeemed necessary to make the Separate Account(s) whole.

      1.10. In the event of an error in the computation of a designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article IX of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the designated Portfolio's NAV at the time of the error, then the Adviser or Fund shall reimburse the designated Portfolio for any net loss, after taking into consideration any positive effect of such error; however, no adjustments to Variable Insurance Product owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the designated Portfolio's NAV at the time of the error, then the Adviser or the Fund shall reimburse the designated Portfolio for any net loss and shall reimburse the Company for reasonable administrative and/or systems costs of adjustments made to correct Variable Insurance Product owner accounts. With respect to (c) above, if an adjustment to a Variable Insurance Product owner account is necessary to correct a material error which has caused Variable Insurance Product owners to receive less than the amount to which they are entitled, the number of shares of the appropriate designated Portfolio(s) attributable to the accounts of the Variable Insurance Product owners will be adjusted and the amount of any underpayments shall be credited by the Adviser or the Fund to the Company for crediting of such amounts to the applicable Variable Insurance Product owners accounts. Upon notification by the Adviser or the Fund of any overpayment due to a material error, the Company shall promptly remit to the Fund any overpayment that has not been paid to Variable Insurance Product owners. A pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.

      The standards set forth in this Section 1.10 are based on the Parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the Parties may amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

      1.11. The Parties acknowledge that market timing, short term trading, or excessive trading (hereafter "Market Timing") may be harmful to the Portfolios. The Company agrees to establish policies and procedures reasonably designed to prevent Market Timing trading abuses.

                   ARTICLE II. Representations and Warranties

      2.1. The Company represents and warrants that the interests of the Accounts (the "Contracts") are or will be registered and will maintain the registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act; that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Delaware Insurance Law and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

      2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act, duly authorized for issuance in accordance with the laws of the State of Delaware and sold in compliance with all applicable federal and state securities laws and regulations and that the Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

      2.3 The Fund and the Adviser represent that the Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the

"Code"), and that the Fund and the Adviser (with respect to those Portfolios for which such Adviser acts as investment adviser) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund or the appropriate Adviser will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future.

      2.4 The Fund and the Adviser each represents that each designated Portfolio complies and will comply at all times with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. The Adviser will notify the Company immediately upon having a reasonable basis for believing any designated Portfolio has ceased to comply or might not so comply and will immediately take all steps necessary to adequately diversify the designated Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

      2.5. The Company represents that each Account is and will continue to be a "segregated account" under applicable provisions of the Code and that each Contract is and will be treated as a "variable contract" under applicable provisions of the Code and that it will make every effort to maintain such treatments and that it will notify the Fund immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

      2.6. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

      2.7. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

      2.8. The Fund and the Adviser represent that the Fund is lawfully organized and validly existing under the laws of Delaware and that the Fund does and will comply in all material respects with the 1940 Act.

      2.9. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal securities laws and that it will perform its obligations for the Fund and the Company in compliance in all material respects with the laws and regulations of its state of domicile and any applicable state and federal securities laws and regulations.

      2.10. The Company represents and warrants that all of its trustees, officers, employees, investment adviser, and other individuals/entities dealing with the money and/or securities of the

Fund are covered by a blanket fidelity bond or similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund in the event that such coverage no longer applies.

      2.11 The Fund and Adviser each represents and warrants that all of its respective directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.12 Each party hereto shall comply with applicable anti-money laundering laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder.

      2.13 Each party hereto shall comply with any applicable privacy and notice provisions of 15 U.S.C. Sections 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.

      ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

      3.1(a) The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus (the "Fund Prospectus") as the Company may reasonably request. If requested by the Company, in addition to providing printed copies of the Fund Prospectus, the Fund shall provide camera-ready film or computer diskettes containing the Fund Prospectus, or shall provide the same electronically in .pdf format, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund Prospectus is amended during the year) to have the prospectus for the Contracts (the "Contract Prospectus") and the Fund Prospectus printed together in one document or separately. The Company may elect to print the Fund Prospectus in combination with other fund companies' prospectuses. For purposes hereof, any combined prospectus including the Fund Prospectus along with the Contract Prospectus or prospectus of other fund companies shall be referred to as a "Combined Prospectus." For purposes hereof, the term "Fund Portion of the Combined Prospectus" shall refer to the percentage of the number of Fund Prospectus pages in the Combined Prospectus in relation to the total number of pages of the Combined Prospectus.

      3.1(b) The Fund shall provide the Company with as many printed copies of the Fund's current statement of additional information (the "Fund SAI") as the Company may reasonably request. If requested by the Company in addition to providing printed copies of the Fund SAI, the

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Fund shall provide camera-ready film or computer diskettes containing the Fund
SAI, or shall provide the same electronically in .pdf format, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund SAI is amended during the year) to have the statement of additional information for the Contracts (the "Contract SAI") and the Fund SAI printed together or separately. The Company may also elect to print the Fund SAI in combination with other fund companies' statements of additional information. For purposes hereof, any combined statement of additional information including the Fund SAI along with the Contract SAI or statement of additional information of other fund companies shall be referred to as a "Combined SAI." For purposes hereof, the term "Fund Portion of the Combined SAI" shall refer to the percentage of the number of Fund SAI pages in the Combined SAI in relation to the total number of pages of the Combined SAI.

      3.1(c) The Fund shall provide the Company with as many printed copies of the Fund's annual report and semi-annual report (collectively, the "Fund Reports") as the Company may reasonably request. If requested by the Company in lieu of providing printed copies of the Fund Reports, the Fund shall provide camera-ready film or computer diskettes containing the Fund's Reports, or shall provide the same electronically in .pdf format, and such other assistance as is reasonably necessary in order for the Company once each year to have the annual report and semi-annual report for the Contracts (collectively, the "Contract Reports") and the Fund Reports printed together or separately. The Company may also elect to print the Fund Reports in combination with other fund companies' annual reports and semi-annual reports. For purposes hereof, any combined annual reports and semi-annual reports including the Fund Reports along with the Contract Reports or annual reports and semi-annual reports of other fund companies shall be referred to as "Combined Reports." For purposes hereof, the term "Fund Portion of the Combined Reports" shall refer to the percentage of the number of Fund Reports pages in the Combined Reports in relation to the total number or pages of the Combined Reports.

      3.2 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the designated Portfolios, promptly after the filing or such document with the SEC or other regulatory authorities.

      3.3 The Company will provide to the Fund at least one copy of all registration statements, prospectuses, reports, proxy statements, application for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Variable Insurance Products contracts or the Separate Accounts, promptly after the filing of such document with the SEC.

      3.4 Expenses

      3.4(a) Expenses Borne by Company. Except as otherwise provided in this
Section 3.2., all expenses of preparing, setting in type and printing and distributing (i) Contract Prospectuses, Fund Prospectuses, and Combined Prospectuses; (ii) Fund SAIs, Contract SAIs, and Combined SAIs; (iii) Fund Reports, Contract Reports, and Combined Reports, and (iv) Contract proxy material that the Company may require in sufficient quantity to be sent to Contract owners, annuitants, or participants under Contracts (collectively, the "Participants"), shall be the expense of the Company.

      3.4(b) Expenses Borne by Fund

             Fund Prospectuses

      With respect to existing Participants, the Fund shall pay the cost of setting in type and printing Fund Prospectuses made available by the Company to such existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. With respect to existing Participants, in the event the Company elects to prepare a Combined Prospectus, the Fund shall pay the cost of setting in type and printing the Fund Portion of the Combined Prospectus made available by the Company to its existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. In such event, the Fund shall bear the cost of typesetting to provide the Fund Prospectus to the Company in the format in which the Fund is accustomed to formatting prospectus. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents. The Fund shall not pay any costs of typesetting and printing the Fund Prospectus (or Combined Prospectus, if applicable) to prospective Participants.

             Fund SAIs, Fund Reports and Proxy Material

      With respect to existing Participants, the Fund shall pay the cost of setting in type and printing Fund SAIs, Fund Reports and Fund proxy material made available by the Company to its existing Participants. With respect to existing Participants, in the event the Company elects to prepare a Combined SAI or Combined Reports, the Fund shall pay the cost of setting in type and printing the Fund Portion of the Combined SAI or Combined Reports, respectively, made available by the Company to its existing Participants. In such event, the Fund shall bear the cost of typesetting to provide the Fund SAI or Fund Reports to the Company in the format in which the Fund is accustomed to formatting statements of additional information and annual and semi-annual reports. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents.

      The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than as described above.

      3.5. The Fund SAI shall be obtainable from the Fund, the Company or such other person as the Fund may designate.

      3.6. If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Participants to whom voting privileges are required to be extended and shall:

                  (i)   solicit voting instructions from Participants;

                  (ii) vote the Fund shares in accordance with instructions received from Participants; and

                  (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

      3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

      4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund or the Adviser is named. The Fund reserves the right to reasonably object to the continued use of any such sales literature or other promotional material, and no such material shall be used if the Fund so objects.

      4.2. Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or the Fund Prospectus, as such registration statement or Fund Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund.

      4.3. Upon request from the Company, the Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Fund in which the Company or its Account(s) are named. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material, and no such material shall be used if the Company so objects.

      4.4. Neither the Fund nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instructions for each Account which are in the public domain or approved by the Company for distribution to Participants, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

      4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract contemporaneously with the filing of such document with the SEC or other regulatory authorities.

      4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

      4.8 At the request of any party hereto, each other party hereto will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

                              ARTICLE V. [Reserved]

                           ARTICLE VI. Diversification

      6.1. The Adviser represents, as to the Portfolios for which it acts as investment adviser, that it will use its best efforts at all times to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Portfolio ceases to so qualify, the Adviser will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Regulation 817-5.

      6.2 Notwithstanding anything herein to the contrary, the Fund, the Adviser or their designee shall reimburse the Company for the reasonable costs associated with substituting one or more different portfolios of a registered investment company for one or more designated Portfolios where due to the acts of the Fund or the Adviser the Fund ceases to qualify as a regulated investment company under Subchapter M of the Code (or any successor or similar provision), or fails to comply with the diversification requirements of Section 817(h) of the Code (or any successor or similar provision), and as a result the Fund no longer qualifies to serve as a funding vehicle for the Variable Insurance Product contracts. Reimbursement by the Fund, the Adviser or their designee, of costs associated with termination under Article X shall be offset by any amounts paid by the substituting Portfolios to effect such substitution.

                        ARTICLE VII. Potential Conflicts

      7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

      7.2. The Company will report any potential or existing material irreconcilable conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

      7.3. If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

      7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

      7.5. For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

      7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

      7.7 The Company and the Adviser shall at least annually submit to the Board of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

      7.8 The Board's determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to the Company.

                          ARTICLE VIII. Indemnification

      8.1. Indemnification By The Company

      8.1(a) The Company agrees to indemnify and hold harmless the Fund and each member of its Board and officers, and the Adviser and each director and officer of the Adviser, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                        (i) arise out of or are based upon any untrue statements
            or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or

            Fund shares; or

                        (ii) arise out of or as a result of any statements or
            representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control and other than statements or representations authorized by the Fund or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                        (iii) arise out of or as a result of any untrue
            statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                        (iv) arise as a result of any failure by the Company to
            provide the services and furnish the materials under the terms of this Agreement; or

                        (v) arise out of or result from any material breach of
            any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      8.1(b). Notwithstanding Section 8.1(a) above, the Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

      8.1(c). Notwithstanding Section 8.1(a) above, the Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought unless the Company is materially prejudiced by failure to notify. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

      8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

      8.2. Indemnification by the Adviser

      8.2(a). The Adviser agrees, with respect to each Portfolio that it manages, to indemnify and hold harmless the Company and each of its directors and officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operation of the Adviser or the Fund and:

                        (i) arise out of or are based upon any untrue statement
            or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

                        (ii) arise out of or as a result of statements or
            representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

                        (iii) arise out of or as a result of any untrue
            statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser; or

                        (iv) arise as a result of any failure by the Adviser to
            provide the services and furnish the materials under the terms of this Agreement; or

                        (v) arise out of or result from any material breach of
            any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; including without limitation any failure by the Fund or the Adviser to comply with the conditions of Article VI hereof.

      8.2(b).The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

      8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such Party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

      8.2(d). The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

      8.2(e). It is understood that these indemnities shall have no effect on any other agreement or arrangement between the Fund and/or its series and the Adviser.

      8.3. Indemnification by the Fund

      8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operation of the Fund and:

                        (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Fund material, or arises out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or its designee by or on behalf of the Company for use in the Fund material or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

                        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in any Contract material), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company for inclusion therein by or on behalf of the Fund; or,

                        (iii) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

                        (iv) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; including without limitation any failure by the Fund to comply with the conditions of Article VI hereof.

      8.3(b).Notwithstanding Section 8.3(a) above, the Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

      8.3(c). Notwithstanding Section 8.3(a) above, the Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such Party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

      8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

      8.3(e). It is understood that these indemnities shall have no effect on any other agreement or arrangement between the Fund and/or its series and the Adviser.

                           ARTICLE IX. Applicable Law

      9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

      9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

      10.1. This Agreement shall continue in full force and effect until the first to occur of:

                  (a) termination by any party for any reason upon 120 days
            advance written notice delivered to the other parties; or

                  (b) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

                  (c) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

                  (d) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

                  (e) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

                  (f) termination by either the Fund or the Adviser by written notice to the Company if the Adviser or the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and as a result ability to perform obligations under this Agreement is materially impaired, provided that the Fund or the Adviser will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Fund or the Adviser shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

                  (g) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser (with respect to the appropriate Portfolio) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; provided that the Fund or the Adviser will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

                  (h) termination by the Company in the event that formal
            administrative proceedings are instituted against the Fund or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Fund to the Company, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Adviser to perform its obligations under this Agreement; or

                  (i) termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.6 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective sixty (60) days after the notice specified in Section 1.6 was given; or

                  (j) termination by any party upon the other party's breach of any representation in Section 2 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Fund or the Company, as the case may be; or

                  (k) termination by the Fund or the Adviser by written notice to the Company in the event an Account or Contract is not registered or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.4; provided that the Fund or the Adviser will give the Company sixty (60) days' advance written notice of such intent.

      10.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Fund following termination of this Agreement is in the best interests of the Fund and its shareholders. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and/or investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

      10.3. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Adviser) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the appropriate Adviser 90 days prior written notice of its intention to do so.

      10.4. Notwithstanding any termination of this Agreement pursuant to
Article X hereof, all rights and obligations arising under Article VIII of this Agreement shall survive.

                               ARTICLE XI. Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                   If to the Fund:

                   Royce Capital Fund
                   1414 Avenue of the Americas
                   New York, New York 10019
                   Attention: John D.  Diederich

                   If to the Adviser:

                   Royce & Associates, LLC
                   1414 Avenue of the Americas
                   New York, New York 10019
                   Attention: John D. Diederich

                   If to the Company:

                   New York Life Insurance and Annuity Corporation
                   51 Madison Avenue
                   New York, New York  10010
                   Attn:  Scott L. Berlin, with a copy to
                       the Office of General Counsel/Variable Product Attorney

                        ARTICLE XII. Foreign Tax Credits

      The Fund and the Adviser agree to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

                           ARTICLE XIII. Miscellaneous

      13.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

      13.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

      13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      13.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      13.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

      13.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

      13.9 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

                  (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

                  (b) the Company's June 30th quarterly statements (statutory)
            (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each semi-annual period:

                  (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders and/or policyholders;

                  (d) any registration statement (without exhibits) and
            financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof;

                  (e) any other public report submitted to the Company by
            independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

      13.10 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized by the Fund, the Adviser, and the Company.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.

By:  ______________________________
     Name:  Scott L. Berlin
     Title: Vice President

ROYCE & ASSOCIATES, LLC

By:  ______________________________
     Name:  John D. Diederich
     Title: Chief Operating Officer

ROYCE CAPITAL FUND

By:  ______________________________
     Name:  John D. Diederich
     Title: Vice President

                                   SCHEDULE A

                        PORTFOLIOS OF ROYCE CAPITAL FUND
                               FUNDS AVAILABLE FOR
           PURCHASE BY New York Life Insurance and Annuity Corporation

                    Royce Capital Fund - Micro-Cap Portfolio

                                   SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS

Separate Account

NYLIAC Corporate Sponsored Variable
Universal Life Separate Account - I
May 24, 1996

Contracts
CorpExec VUL  - Corporate Executive Series Variable Universal Life

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done in writing or via E-mail approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date.

      Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund , as soon as possible, but no later than two weeks after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Fund, at its expense, shall produce and personalize the Voting Instruction Cards. The Company or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

      a.    name (legal name as found on account registration)

      b.    address

      c.    fund or account number

      d.    coding to state number of units

      e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Fund). Contents of envelope sent to Customers by the Company will include:

      a.    Voting Instruction Card(s)

      b.    One proxy notice and statement (one document)

      c. Return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

12. Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

13. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

14. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

15.   All approvals must be in writing.

OGC\202862.2
June 16, 2004